SUB-ITEM 77E:
LEGAL PROCEEDINGS

Since October 2003, Federated
and related entities (collectively,
"Federated"), and various Federated
funds ("Funds"), have been
named as defendants in several
class action lawsuits now pending
in the
United States District Court
for the District of Maryland.
The lawsuits were purportedly
filed on behalf of
people who purchased, owned
and/or redeemed shares of
Federated-sponsored mutual
funds during
specified periods beginning
November 1, 1998. The suits
are generally similar in
alleging that Federated
engaged in illegal and improper
trading practices including
market timing and late trading
in concert with
certain institutional traders,
which allegedly caused financial
injury to the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
 first public announcement that
 it had received
requests for information on
shareholder trading activities
in the Funds from the SEC, the
Office of the
New York State Attorney General
("NYAG"), and other authorities.
In that regard, on November 28,
2005, Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect
to those matters. Specifically,
the SEC and NYAG settled proceedings
against three Federated
subsidiaries involving undisclosed
market timing arrangements and late
trading. The SEC made findings:
that Federated Investment Management
Company ("FIMC"), an SEC-registered
investment adviser to
various Funds, and Federated
Securities Corp., an SEC-registered
broker-dealer and distributor for the
Funds, violated provisions of
the Investment Advisers Act and
Investment Company Act by approving,
but not disclosing, three market
timing arrangements, or the
associated conflict of interest
between FIMC
and the funds involved in the
arrangements, either to other fund
shareholders or to the funds' board;
and
that Federated Shareholder Services
Company, formerly an SEC-registered
transfer agent, failed to
prevent a customer and a Federated
employee from late trading in
violation of provisions of the
Investment Company Act. The NYAG
found that such conduct violated
provisions of New York State
law. Federated entered into the
settlements without admitting or
denying the regulators' findings.
As
Federated previously reported in
2004, it has already paid
approximately $8.0 million to
certain funds as
determined by an independent
consultant. As part of these
settlements, Federated agreed
to pay
disgorgement and a civil money
penalty in the aggregate amount of an
additional $72 million and, among
other things, agreed that it would not
 serve as investment adviser to any
 registered investment company
unless (i) at least 75% of the
fund's
directors are independent of
Federated, (ii) the chairman of
each such
fund is independent of Federated,
(iii) no action may be taken by the
fund's board or any committee
thereof unless approved by a
majority of the independent
trustees of the fund or committee,
respectively,
and (iv) the fund appoints a
"senior officer" who reports to the
independent trustees and is responsible
for
monitoring compliance by the fund
with applicable laws and fiduciary
duties and for managing the
process by which management fees
charged to a fund are approved.
The settlements are described in
Federated's announcement which,
along with previous press releases
 and related communications on
those matters, is available in the
"About Us" section of Federated's
website at FederatedInvestors.com.
Federated and various Funds have
also been named as defendants in
several additional lawsuits, the
majority of which are now pending
in the United States District
Court for the Western District of
Pennsylvania, alleging, among
other things, excessive advisory
and Rule 12b-1 fees.
The board of the Funds has retained
the law firm of Dickstein Shapiro LLP
to represent the Funds in these
lawsuits. Federated and the
Funds, and their respective counsel,
are reviewing the allegations and
intend
to defend this litigation.
Additional
lawsuits based upon similar
allegations may be filed in the future.
The
potential impact of these lawsuits,
all of which seek unquantified damages,
attorneys' fees, and expenses,
and future potential similar suits is
 uncertain. Although we do not believe
that these lawsuits will have a
material adverse effect on the Funds,
 there can be no assurance that these
suits, ongoing adverse publicity
and/or other developments resulting
 from the regulatory investigations
will not result in increased Fund
redemptions, reduced sales of Fund
shares, or other adverse consequences
for the Funds.